As filed with the Securities and Exchange Commission on May 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JEFFS’ BRANDS LTD

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Mezada Street

Bnei Brak, 5126112

Israel

Tel: (+972) (3) 689-9124

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Oded Har-Even, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 16, 2025

JEFFS’ BRANDS LTD

Up to 2,992,184 Ordinary Shares

This prospectus relates to the resale, by the selling shareholder identified in the table on page 9 of this prospectus, or the Selling Shareholder, or its permitted assigns, of up to 2,992,184 additional ordinary shares, or the Additional Note Shares, no par value, or the Ordinary Shares, of Jeffs’ Brands Ltd, issued or issuable upon the conversion of a non-recourse convertible promissory note, or the Promissory Note. A Registration Statement on Form F-3 (File No. 333-285030), or the Previous Registration Statement, covering the resale of up to 1,682,272 Ordinary Shares, or the Previously Registered Note Shares, issued or issuable upon the conversion of the Promissory Note, was filed by the Company with the Securities and Exchange Commission, or the SEC, on February 18, 2025, and was declared effective by the SEC on February 26, 2025. We refer to the Previously Registered Note Shares and the Additional Note Shares, collectively, as the “Note Shares”.

The 2,992,184 Additional Note Shares being offered by the Selling Shareholder pursuant to this prospectus represent the additional amount of Ordinary Shares that are issued or issuable under the Promissory Note and were not registered pursuant to the Previous Registration Statement, such number determined as if the outstanding amount due under the Promissory Note was converted into Ordinary Shares in full as of the trading day immediately preceding the filing date of the Registration Statement of which this prospectus forms a part, without regard to any limitations on the exercise of the Promissory Note. As of the date of this prospectus, the outstanding amount due under the Promissory Note is $1,836,019. Since the current assumed Variable Price (as defined below) used for the purpose of calculating the maximum number of Ordinary Shares to be registered under this prospectus is $0.613605, which is lower than the assumed Variable Price of $2.06492 used for the purpose of calculating the maximum number of Ordinary Shares registered under the Previous Registration Statement, we are registering the Additional Note Shares in order to allow the Selling Shareholder to offer the maximum number of Ordinary Shares issuable pursuant to the Promissory Note for resale from time to time.

No Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Additional Note Shares by the Selling Shareholder. See “Use of Proceeds” on page 6 of this prospectus for additional information. Pursuant to the terms of the Promissory Note, the conversion price for each Additional Note Share is the lower of (i) $2.80984, or the Fixed Price, or (ii) 95% of the lowest daily volume weighted average price, or the VWAP, during the 20 consecutive trading days immediately preceding the applicable date of conversion, or the Variable Price. Solely for the purpose of calculating the maximum number of Ordinary Shares to be registered under this prospectus, we have assumed a Variable Price of $0.613605, 95% of the lowest VWAP during the 20 consecutive trading day period prior to May 15, 2025. The Selling Shareholder may sell all or a portion of the Additional Note Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through brokers, who may act as agents or as principals or by a combination of such methods of sale. See “Plan of Distribution” on page 10 of this prospectus.

The Selling Shareholder is a company owned by a family member of Mr. Vik Hacmon, our Chief Executive Officer and a director on our board of directors.

Our Ordinary Shares and warrants issued as part of our initial public offering, or the Public Warrants, are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “JFBR” and “JFBRW,” respectively. On May 14, 2025, the last reported sale prices of the Ordinary Shares and Public Warrants were $0.637 and $0.016, respectively. There is no established market for the Promissory Note and we do not intend to apply to list the Promissory Note on any securities exchange or other nationally recognized trading system.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, OR THE 2024 ANNUAL REPORT.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We are incorporated under the laws of the State of Israel and our registered office and domicile is located in Bnei Brak, Israel. Moreover, none of our directors or senior management are residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. See “Enforceability of Civil Liabilities” for additional information.

i

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Jeffs’ Brands” refer to Jeffs’ Brands Ltd.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars.

Effective as of market open on November 20, 2024, we conducted a reverse share split of our issued and outstanding Ordinary Shares, no par value, at a ratio of 1-for-13, or the Reverse Split. All descriptions of our share capital, including share amounts and per share amounts in this prospectus are presented after giving effect to the Reverse Split.

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under generally accepted accounting principles in the United States, or U.S. GAAP, as issued by the Financial Accounting Standards Board, or the FASB.

ii

OUR COMPANY

We are an e-commerce consumer products goods company, operating primarily on the Amazon marketplace, or Amazon. We were incorporated in Israel in March 2021, under the name Jeffs’ Brands Ltd to provide various services, such as management, operation and logistics, marketing and financial services to our subsidiaries that operate online stores for the sale of various consumer products on Amazon, utilizing the Fulfillment by Amazon, or FBA model. As of the date of this prospectus, we have six wholly-owned subsidiaries, held directly by us or through our subsidiaries: Smart Repair Pro, Top Rank Ltd., Fort Products Limited., or Fort Products, Jeffs’ Brands Holdings Inc., Fort Products LLC and Pure NJ Logistics LLC, or Pure Logistics. We also hold, through our subsidiary, Jeffs’ Brands Holdings Inc., a minority interest in SciSparc Nutraceuticals Inc., to whom we provide a variety of professional and business support services. In addition to executing the FBA business model, we utilize internal methodologies to analyze sales data and patterns on Amazon in order to identify existing stores, niches and products that have the potential for development and growth, and for maximizing sales of existing proprietary products. We also use our own skills, know-how and profound familiarity with Amazon’s algorithm and all the tools that the FBA platform FBA has to offer. In some circumstances we scale the products and improve them.

ABOUT THIS OFFERING

Ordinary Shares currently outstanding:	3,994,706 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholder Hereby:	Up to 2,992,184 Ordinary Shares consisting of the Additional Note Shares.

Ordinary Shares to be outstanding assuming the full conversion of the Promissory Note):	6,986,890 Ordinary Shares.

Use of proceeds:	We will not receive any proceeds from the sale of the Additional Note Shares by the Selling Shareholder. See “Use of Proceeds” on page 6 of this prospectus for additional information. The Selling Shareholder will receive all of the proceeds from the sale of any Additional Note Shares sold by it pursuant to this prospectus.

Risk factors:	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in the 2024 Annual Report, incorporated by reference herein, and other information included in or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	Our Ordinary Shares and Public Warrants are listed on the Nasdaq under the symbol “JFBR” and “JFBRW”, respectively. We do not intend to apply to list the Promissory Note on any securities exchange or other nationally recognized trading system.

The number of Ordinary Shares to be outstanding prior to and immediately after this offering as shown above is based on 3,994,706 Ordinary Shares outstanding as of May 15, 2025. This number excludes:

●	121,154 Ordinary Shares reserved for issuance and available for future grant under our 2024 Share Incentive Option Plan;

●	2,468,617 Ordinary Shares issuable upon the exercise of certain Series A warrants, or the Series A Warrants, at an exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	760,720 Ordinary Shares issuable upon the exercise of the warrant issued to the Selling Shareholder on January 16, 2025, or the January 2025 Warrant, in connection with the Promissory Note, to purchase up to 760,720 Ordinary Shares at an exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	181,819 Ordinary Shares issuable upon the exercise of certain warrants issued on March 18, 2025, or the March 2025 Warrants, in connection with the acquisition of Pure Logistics at exercise price of $0.698915 per Ordinary Share (subject to any further adjustment as provided therein);

●	19,264 Ordinary Shares issuable upon the exercise of certain Series B warrants, or the Series B Warrants, at an exercise price of $0.00013 per Ordinary Share; and

●	79,477 Ordinary Shares issuable upon the exercise of outstanding warrants (including the Public Warrants) to purchase Ordinary Shares, at a weighted average exercise price of $192.79 per Ordinary Share, or, together with the Series A Warrants, Series B Warrants the January 2025 Warrant and the March 2025 Warrants, the Outstanding Warrants.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described below and those contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to an Investment in our Securities and this Offering

Sales of a substantial number of our Ordinary Shares in the public market, including the resale of the Additional Note Shares issuable to the Selling Shareholder, or by our existing shareholders, could cause our share price to fall.

We are registering for resale up to 2,992,184 Ordinary Shares issuable to the Selling Shareholder upon conversion of the outstanding amount due under the Promissory Note. Sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares.

We cannot assure you that our Ordinary Shares and Public Warrants will remain listed on Nasdaq or any other securities exchange.

On April 25, 2024, we received a written notice, or the Notice, from Nasdaq indicating that we were not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted an initial period of 180 calendar days to regain compliance with the minimum bid price requirement, and thereafter on October 23, 2024 we were granted an additional 180 calendar day period. Although we have since cured this deficiency by, among other things, effecting the November 2024 Reverse Split, and have regained compliance with Nasdaq Listing Rule 5550(a)(2), there is a risk that we could be subject to additional notices of delisting for failure to comply with Nasdaq Listing Rule 5550(a)(2) or other Nasdaq Listing Rules.

In addition, on January 17, 2025, the SEC approved an amendment to Nasdaq Listing Rule 5810(c)(3)(A)(iv), according to which, if a company fails to meet the minimum bid price requirement and the company has effected a reverse share split over the prior one-year period, the company would not be eligible for any compliance period and the Listing Qualifications Department will issue a Delisting Determination under Rule 5810 with respect to that company’s securities. This change will apply to a company even if the company was in compliance with the bid price requirement at the time of its prior reverse share split. In addition, if a company’s security fails to meet the bid price requirement and the company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for any compliance periods and Nasdaq must issue a Delisting Determination with respect to that security. Accordingly, there is a risk that if within one year of the November 2024 Reverse Split or any other future reverse share splits effected from time to time, our Ordinary Shares trade below $1.00 per share for 30 consecutive business days, we will not be eligible for any compliance period and the Listing Qualifications Department will issue a Delisting Determination for our Ordinary Shares by Nasdaq.

No assurance can be given that we will remain eligible to be listed on Nasdaq. In the event that our Ordinary Shares are delisted from Nasdaq due to our failure to continue to comply with the requirements for continued listing on Nasdaq, and are not eligible for listing on another exchange, trading in our Ordinary Shares and Public Warrants could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares and Public Warrants, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus, including in our 2024 Annual Report incorporated by reference herein, and other information included or incorporated by reference in this prospectus, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities;

●	our belief that our existing cash and cash equivalents as of December 31, 2024, will be sufficient to fund our operations through the next twelve months;

●	our ability to adapt to significant future alterations in Amazon’s policies;

●	our ability to sell our existing products and grow our brands and product offerings, including by acquiring new brands and expanding into new territories;

●	our ability to meet our expectations regarding the revenue growth and the demand for e-commerce;

●	our ability to successfully pursue, integrate, or execute upon the logistics center operations business of Pure Logistics, which we recently acquired in March 2025;

●	our proposed restructuring plan, including the share purchase agreement with Impact Acquisitions Corp, entered into on February 6, 2025, for the merger of Fort Products, and the share purchase agreement with Plantify Foods, Inc., entered into on April 30, 2025, for the sale of Smart Repair Pro, may not be completed in accordance with the expected plans or anticipated timeline, or at all, and may not achieve the expected results;

●	the overall global economic environment;

●	the impact of competition and new e-commerce technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	our ability to retain key executive members;

●	the impact of possible changes in Amazon’s policies and terms of use;

●	projected capital expenditures and liquidity;

●	our expectations regarding our tax classifications;

●	how long we will qualify as an emerging growth company or a foreign private issuer;

●	interpretations of current laws and the passages of future laws;

●	changes in our strategy;

●	general market, political and economic conditions in the countries where our headquarters are located or in which we operate, including Israel’s conflicts with Hamas and other parties in the region, as well as political and economic instability, may adversely affect our operations and limit our ability to market our products, which would lead to a decrease in revenues;

●	litigation; and

●	those factors referred to in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2024 Annual Report as well other factors in the 2024 Annual Report.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated herein by reference. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Additional Note Shares by the Selling Shareholder. All net proceeds from the sale of the Additional Note Shares covered by this prospectus will go to the Selling Shareholder.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis, to give effect to the issuances following December 31, 2024 of: (i) an aggregate of 73,072 Ordinary Shares upon the exercise of certain Series A Warrants; (ii) 523,545 Ordinary Shares as consideration to certain consultants; and (iii) an aggregate of 1,682,272 Ordinary Shares upon the partial conversion of the Promissory Note; and

●	on a pro forma as adjusted basis to give further effect to issuance of an aggregate of 2,992,184 Ordinary Shares upon the full conversion of the outstanding amount due under the Promissory Note, assuming a conversion price of $0.613605.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” of our 2024 Annual Report incorporated by reference herein.

As of December 31, 2024

U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalent	$2,564	$3,998	$5,834
Other assets	$11,160	$11,160	$11,160
Other liabilities	1,947	1,947	1,947
Warrant liabilities	6,220	6,108	6,108
Shareholders’ equity:
Share capital and premium	21,637	23,827	25,663
Ordinary Shares, no par value: 90,000,000 Ordinary Shares authorized (actual) and 1,500,000,000 authorized (pro forma); 1,715,817 Ordinary Shares issued and outstanding (actual); 3,994,706 Ordinary Shares outstanding (pro forma); 6,986,890 Ordinary Shares outstanding (pro forma as adjusted)
Accumulated deficit	(16,080)	(16,724)	(16,724)
Total shareholders’ equity	5,557	7,103	8,939
Total capitalization*	$13,724	$15,158	$16,994

**	Total capitalization is the sum of liabilities, equity and warrant liabilities.

The table above is based on 1,715,817 Ordinary Shares issued and outstanding as of December 31, 2024. This number excludes:

●	121,154 Ordinary Shares reserved for issuance and available for future grant under our 2024 Share Incentive Option Plan; and

●	3,509,897 Ordinary Shares issuable upon the exercise of the Outstanding Warrants with a weighted average exercise price of $5.15

SELLING SHAREHOLDER

On January 16, 2025, we issued the Promissory Note and the accompanying Warrant to the Selling Shareholder. We received net proceeds of $2,565,000 from the issuance of the Promissory Note, which was issued with a 10% discount from the Principal Amount. The Promissory Note is to be repaid in one payment on the eighteenth month anniversary of its Issuance Date, or July 16, 2026, unless repaid earlier (partially or in full) at the option of the Company or if extended at the option of the Selling Shareholder. The Principal Amount under the Promissory Note bears an annual interest rate of 8% (which will increase to 18% upon an event of default, as defined in the Promissory Note), or the Interest. The outstanding amount due under the Promissory Note is convertible (partially or in full) into Ordinary Shares, at the option of the Selling Shareholder at any time after the Issuance Date, at a conversion price equal to the lower of the Fixed Price or the Variable Price.

In connection with the Promissory Note, we issued to the Selling Shareholder the January 2025 Warrant to purchase up to 760,720 Ordinary Shares, representing a warrant coverage of 75% of the initial maximum number of Ordinary Shares issuable upon conversion of the Promissory Note, calculated using the Fixed Price. The January 2025 Warrant was immediately exercisable upon its issuance at an exercise price of $2.80984 per Ordinary Share, which was adjusted to an exercise price of $0.613605 per Ordinary Share, pursuant to an anti-dilution adjustment set forth therein (and is subject to any further adjustments as set forth therein) and has a term of 5.5 years from the Issuance Date. The number of the Note Shares and the Ordinary Shares underlying the January 2025 Warrant is subject to certain adjustments, as described in the terms of the Promissory Note and the January 2025 Warrant.

The exercise of the January 2025 Warrant is the Selling Shareholder’s sole recourse against non-payment of the Principal Amount, Interest, and any Payment Premium (as defined in the Promissory Note), if applicable, regardless of whether the value realized from the January 2025 Warrant and/or the Note Shares is less than the then outstanding due Principal Amount, Interest, and if applicable, the Payment Premium.

The 2,992,184 Additional Note Shares being offered by the Selling Shareholder pursuant to this prospectus represents the additional amount of Ordinary Shares that are issued or issuable under the Promissory Note and were not registered pursuant to the Previous Registration Statement, such number determined as if the outstanding amount due under the Promissory Note was converted into Ordinary Shares in full as of the trading day immediately preceding the filing date of the Registration Statement of which this prospectus forms a part, without regard to any limitations on the exercise of the Promissory Note. As of the date of this prospectus, the outstanding amount due under the Promissory Note is $1,863,019. Since the current assumed Variable Price used for the purpose of calculating the maximum number of Ordinary Shares to be registered under this prospectus is $0.613605, which is lower than the assumed Variable Price of $2.06492 used for the purpose of calculating the maximum number of Ordinary Shares registered under the Previous Registration Statement, we are registering the Additional Note Shares in order to allow the Selling Shareholder to offer the maximum number of Ordinary Shares issuable pursuant to the Promissory Note for resale from time to time.

We are registering the Additional Note Shares in order to allow the Selling Shareholder to offer the maximum number of Ordinary Shares issuable pursuant to the Promissory Note for resale from time to time. The Selling Shareholder is a company owned by a family member of Mr. Vik Hacmon, our Chief Executive Officer and a director on our board of directors. The Selling Shareholder has not had any other material relationship with us within the past three years, except for providing the Company with consulting services and investing $500,000 in the private placement transaction we conducted in January 2024.

The table below presents information regarding the Selling Shareholder and the Additional Note Shares that may be resold by the Selling Shareholder from time to time under this prospectus, and other information regarding the beneficial ownership of the Ordinary Shares of the Selling Shareholder.

The second column lists the number of Ordinary Shares beneficially owned by the Selling Shareholder, as of May 15, 2025, assuming the exercise of instruments exercisable into Ordinary Shares held by the Selling Shareholder on that date, without taking into account any limitations on exercises.

The third column lists the Additional Note Shares being offered by this prospectus by the Selling Shareholder.

The fourth column assumes the sale of all of the Additional Note Shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Promissory Note, the Selling Shareholder may not convert the Promissory Note into Ordinary Shares, to the extent such conversion, as applicable, would cause the Selling Shareholder, together with its affiliates, to beneficially own a number of Ordinary Shares which would exceed 4.99% of our then outstanding Ordinary Shares following such conversion, excluding for purposes of such determination, Ordinary Shares issuable upon conversion of the Promissory Note which have not been converted. The number of Ordinary Shares in the second column and third column does not reflect this limitation. The Selling Shareholder may sell or has sold, all, some or none of the Additional Note Shares. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Additional Note Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Additional Note Shares in this Offering	Percentage of Ordinary Shares Owned After the Offering
L.I.A. Pure Capital Ltd.(2)	868,738	(3)	2,992,184	868,738	4.99%	(4)

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to warrants currently exercisable, or exercisable within 60 days of May 15, 2025, are counted as outstanding for computing the percentage of the Selling Shareholder’s holding such options or warrants but are not counted as outstanding for other purposes. Percentage of shares beneficially owned is based on 3,994,706 Ordinary Shares outstanding on May 15, 2025.
(2)	Kfir Silberman is the control person for L.I.A. Pure Capital Ltd. with voting and dispositive power over the Ordinary Shares held by L.I.A. Pure Capital Ltd. The address for L.I.A. Pure Capital Ltd. is 20 Raoul Wallenberg Tel Aviv 6971917 Israel.
(3)	Consists of: (i) 101,399 Ordinary Shares issued to L.I.A. Pure Capital Ltd. as consideration pursuant to its consulting agreement with the Company; (ii) 6,619 Ordinary Shares issuable pursuant to an option to purchase up to 6,619 Ordinary Shares, or the Call Option, exercisable within 60 days of May 15, 2025, granted to L.I.A. Pure Capital Ltd. pursuant to a Call Option Agreement with Viki Hakmon, dated November 14, 2021, as amended to be effective on January 29, 2024, or the Call Option Agreement; and (iii) 760,720 Ordinary Shares issuable upon the exercise of the January 2025 Warrant to purchase up to 760,720 Ordinary Shares (without taking into account beneficial ownership limitations on the exercises of such warrant) exercisable within 60 days of May 15, 2025.
(4)	Pursuant to the Call Option Agreement and the January 2025 Warrant, L.I.A. Pure Capital Ltd. shall not have the right to exercise any portion of the Call Option or of the January 2025 Warrant, to the extent that after giving effect to such issuance after exercise, L.I.A. Pure Capital Ltd. would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding.

PLAN OF DISTRIBUTION

We are registering up to 2,992,184 Ordinary Shares, consisting of the Additional Note Shares issuable upon conversion of the outstanding amount due under Promissory Note, which, as of the date of this prospectus, is $1,836,019, to permit the resale of the Additional Note Shares by the Selling Shareholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the Additional Note Shares. The Selling Shareholder will receive all of the proceeds from the sale of any Additional Note Shares sold by it pursuant to this prospectus.

The Selling Shareholder may sell all or a portion of the Additional Note Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Additional Note Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Additional Note Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Shareholder effects such transactions by selling the Additional Note Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Additional Note Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Additional Note Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Ordinary Shares short and the Additional Note Shares covered by this prospectus to close out short positions and to return borrowed Ordinary Shares in connection with such short sales. The Selling Shareholder may also loan or pledge the Additional Note Shares to broker-dealers that in turn may sell such Note Shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Additional Note Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The Selling Shareholder also may transfer and donate the Additional Note Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealer participating in the distribution of the Additional Note Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Additional Note Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Note Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Additional Note Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Additional Note Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholder will sell any or all of the Additional Note Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Additional Note Shares by the Selling Shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Additional Note Shares to engage in market-making activities with respect to the Additional Note Shares. All of the foregoing may affect the marketability of the Additional Note Shares and the ability of any person or entity to engage in market-making activities with respect to the Additional Note Shares.

We will pay all expenses of the registration of the Additional Note Shares, estimated to be approximately $30,321 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

Once sold under the registration statement, of which this prospectus forms a part, the Additional Note Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters concerning this offering may be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus were passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Jeffs’ Brands Ltd appearing in our 2024 Annual Report, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., Certified Public Accountants (Isr.), a firm in the Deloitte Global Network, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Pure NJ Logistics LLC for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Elkana Amitai CPA, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the Additional Note Shares. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$321
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000

Total	$30,321

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Report of Foreign Private Issuer on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.jeffsbrands.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 31, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed on, April 28, 2025, May 2, 2025, May 5, 2025, May 8, 2025 and May 15, 2025; and

●	the description of our securities contained in our Form 8-A filed on August 25, 2022 (File No. 001-41482), including as amended by Exhibit 2.8 to our Annual Report on Form 20-F filed on March 31, 2025 and any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Jeffs’ Brands Ltd, 7 Mezada Street, Bnei Brak, 5126112 Israel. Attention: Viki Hakmon, Chief Executive Officer, telephone number: (+972) (3) 771-3520.

Jeffs’ Brands Ltd

Up to 2,992,184 Ordinary Shares

PRELIMINARY PROSPECTUS

              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law, or the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles of Association contain such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

●	reasonable litigation expenses, including legal fees, incurred by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court (i) in proceedings instituted against him or her by the company, on its behalf or by a third party, or (ii) in connection with criminal proceedings in which the office holder was acquitted, or (iii) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care to the company or to a third party, including a breach arising out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party;

●	a financial liability imposed on the office holder in favor of a third party harmed by a breach in an administrative proceeding; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not indemnify or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee, the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy and that policy was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations.

Our Articles of Association allow us to exculpate, indemnify and insure our office holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them. This exculpation and indemnification is limited both in terms of amount and coverage and it covers certain amounts regarding administrative proceedings insurable or indemnifiable under the Companies Law and our Articles of Association.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act, is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Association of Jeffs’ Brands Ltd (filed as Exhibit 3.1 to Form 6-K (File No. 001-41482) filed on May 15, 2025 and incorporated by reference herein).

4.1	Convertible Promissory Note (filed as Exhibit 4.1 to Form 6-K (File No. 001-41482) filed on January 22, 2025, and incorporated herein by reference).

5.1*	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant.

23.1*	Consent of Brightman Almagor Zohar & Co., Certified Public Accountants (Isr.), a firm in the Deloitte Global Network.

23.2*	Consent of Elkana Amiti, CPA, independent registered accounting form for Pure NJ Logistics LLC

23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page of this registration statement).

107*	Filing Fee Table.

*	Filed herewith

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Bnei Brak, State of Israel on May 16, 2025.

JEFFS’ BRANDS LTD

By:	/s/ Viki Hakmon
Viki Hakmon
Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Jeffs’ Brands Ltd hereby constitute and appoint Viki Hakmon and Ronen Zalayet with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Viki Hakmon	Chief Executive Officer, Director	May 16, 2025
Viki Hakmon	(Principal Executive Officer)

/s/ Ronen Zalayet	Chief Financial Officer	May 16, 2025
Ronen Zalayet	(Principal Financial and Accounting Officer)

/s/ Oz Adler	Chairman of the Board of Directors	May 16, 2025
Oz Adler

/s/ Amitay Weiss	Director	May 16, 2025
Amitay Weiss

/s/ Liron Carmel	Director	May 16, 2025
Liron Carmel

/s/ Tali Dinar	Director	May 16, 2025
Tali Dinar

/s/ Moshe Revach	Director	May 16, 2025
Moshe Revach

/s/ Tomer Etyoni	Director	May 16, 2025
Tomer Etyoni

/s/ Israel Berenstein	Director	May 16, 2025
Israel Berenstein

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates duly authorized representative in the United States of Jeffs Brands Ltd, has signed this registration statement on May 16, 2025.

Puglisi & Associates

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director